Exhibit 4.6

WILLIS NORTH AMERICA INC.
Issuer
WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
Parent Guarantor
WILLIS NETHERLANDS HOLDINGS B.V.
WILLIS INVESTMENT UK HOLDINGS LIMITED
TA I LIMITED
TA II LIMITED
TA III LIMITED
TRINITY ACQUISITION PLC
TA IV LIMITED
WILLIS GROUP LIMITED
the Guarantors
and
THE BANK OF NEW YORK MELLON (as successor to JPMorgan Chase Bank, N.A.)
Trustee

Sixth Supplemental Indenture
Dated as of December 22, 2010
to the
Indenture
Dated as of July 1, 2005
as amended by
First Supplemental Indenture
Dated as of July 1, 2005
and
Second Supplemental Indenture
Dated as of March 28, 2007
and
Third Supplemental Indenture
Dated as of October 1, 2008
and
Fourth Supplemental Indenture
Dated as of September 29, 2009

and
Fifth Supplemental Indenture
Dated as of December 31, 2009

Providing for the Guarantee of Senior Debt Securities
(Unlimited as to Aggregate Principal Amount)

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SIXTH SUPPLEMENTAL INDENTURE
          SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”), dated December 22, 2010, among Willis North America, Inc., a Delaware corporation (the “Issuer”), Willis Group Holdings Public Limited Company, a company incorporated under the laws of Ireland having company number 475616 (the “Parent Guarantor”), the Guarantors listed on Schedule A (the “Other Guarantors”) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.) a New York banking corporation (the “Trustee”), to the Indenture, dated as of July 1, 2005, between the Issuer, the Old Parent Guarantor, the Other Guarantors and the Trustee (the “Base Indenture”), as amended by the First Supplemental Indenture, dated as of July 1, 2005 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of March 28, 2007 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of October 1, 2008 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of September 29, 2009 (the “Fourth Supplemental Indenture”) and the Fifth Supplemental Indenture, dated as of December 31, 2009 (the “Fifth Supplemental Indenture” and together with the First, Second, Third and Fourth Supplemental Indentures and the Base Indenture, the “Indenture”).
RECITALS:
          WHEREAS, the Issuer, the Parent Guarantor, the Other Guarantors and the Trustee have heretofore entered into the Indenture to provide for the issuance of the Issuer’s unsecured senior debentures, notes or other evidences of Indebtedness (the “Securities”);
          WHEREAS, Section 9.01 of the Indenture permits a Guarantor (as such term is defined in the Indenture) to convey, transfer or lease its properties and assets substantially as an entirety to any Person, provided that (a), except in the case of the Parent Guarantor, the successor Person, shall be a Person organized and existing under the laws of England and Wales and such Person shall expressly assume by supplemental indenture, all the obligations of the Guarantor under the Indenture and the Securities and immediately after such transaction no Event of Default shall have happened or be continuing and (b) the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such conveyance, transfer or lease and supplemental indenture comply with Article Nine of the Indenture and all the conditions precedent stated therein have been complied with;
          WHEREAS, Section 9.02 of the Indenture permits the predecessor corporation to be relieved of all obligations and covenants under the Indenture and the Securities after the conveyance or transfer of the properties and assets of such Guarantor substantially as an entirety in accordance with Section 9.01 and after the successor Person succeeds to, is substituted for, and becomes entitled to exercise every right and power of the Guarantor;
          WHEREAS, Section 10.01(1) of the Indenture permits the Issuer, the Guarantors and the Trustee to enter into a supplemental indenture to the Indenture without the consent of the Holders of the Securities to evidence the succession of another Person to a Guarantor and the assumption by such successor Person of the covenants of the Guarantor in the Indenture and the Securities pursuant to Article Nine of the Indenture;
          WHEREAS, TA II Limited and TA III Limited are on the date hereof transferring their respective properties and assets each substantially as an entirety to TA I Limited, and TA IV Limited (together with TA II Limited and TA III Limited, the “Transferring Guarantors”) is on the date hereof transferring its properties and assets substantially as an entirety to Trinity Acquisition plc (together with TA I Limited, the “Assuming Guarantors”), and the Assuming Guarantors desire to assume all the obligations of each of the applicable Transferring Guarantors under the Indenture and the Securities,

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including all obligations of a Guarantor under Article Sixteen of the Indenture (the “Guaranteed Obligations”);
          WHEREAS, the Trustee has agreed to enter into this Sixth Supplemental Indenture to evidence the foregoing assumptions;
          WHEREAS, the Trustee has received an Opinion of Counsel and an Officers’ Certificate, pursuant to Sections 1.02, 9.01 and 10.03 of the Indenture, stating, as applicable, that (a) the execution of the Sixth Supplemental Indenture is authorized or permitted by the Indenture, (b) the transfer of each of the Transferring Guarantor’s properties and assets substantially as an entirety to the applicable Assuming Guarantor and the Sixth Supplemental Indenture comply with the provisions of Article Nine of the Indenture and (c) all conditions precedent provided for in the Indenture to such transaction and to the execution and delivery by the Trustee of the Sixth Supplemental Indenture have been complied with; and
          WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid agreement of the Issuer, the Parent Guarantor, the Assuming Guarantors, the Transferring Guarantors, the other Guarantors party hereto and the Trustee, in accordance with its terms, have been done.
          NOW, THEREFORE, in consideration of the above premises, each party covenants and agrees, for the benefit of the other parties and for the equal and ratable benefit of all of the holders of the Securities, as follows:
ARTICLE ONE
ASSUMPTION OF GUARANTOR OBLIGATIONS
          Section 1.1 Assumption of Guarantor Obligations by Assuming Guarantors.
          The Assuming Guarantors hereby assume the obligations of each of the applicable Transferring Guarantors under the Indenture and the Securities, and each of the Transferring Guarantors are relieved of all obligations and covenants under the Indenture and the Securities pursuant to Section 9.02 of the Indenture;
          Section 1.2 Guarantor Agencies.
          The Assuming Guarantors hereby confirm all agency appointments made by a Guarantor under the Indenture.
ARTICLE TWO
MISCELLANEOUS
          Section 2.1 Integral Part.
          This Sixth Supplemental Indenture constitutes an integral part of the Indenture.
          Section 2.2 Adoption, Ratification and Confirmation.
          The Indenture, as supplemented and amended by this Sixth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Sixth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Sixth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.
          Section 2.3 Counterparts.

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          This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          Section 2.4 Governing Law.
          THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          Section 2.5 Conflict with Trust Indenture Act.
          If and to the extent that any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.
          Section 2.6 Effect of Heading and Table of Contents.
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          Section 2.7 Separability Clause.
          In case any provision in the Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 2.8 Successors and Assigns.
          All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.
          Section 2.9 Benefit of Indenture.
          Nothing in this Sixth Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim hereunder or under the Indenture.
          Section 2.10 The Trustee.
          The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Guarantors.
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          IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the day and year first written above.

WILLIS NORTH AMERICA, INC.
By:	/s/ Victor Krauze
	Name:	Victor Krauze
	Title:	Chief Executive Officer

[Signature Page to Sixth Supplemental Indenture]

WILLIS INVESTMENT UK HOLDINGS LIMITED TA I LIMITED TA II LIMITED TA III LIMITED TRINITY ACQUISITION PLC TA IV LIMITED WILLIS GROUP LIMITED
By:	/s/ Stephen Wood
Name: Stephen Wood
Title: Director

[Signature Page to Sixth Supplemental Indenture]

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

PRESENT when the common seal of WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY was affixed to this Deed:-	/s/ Michael K. Neborak DIRECTOR/ MEMBER OF SEALING COMMITTEE

/s/ Adam G. Ciongoli DIRECTOR/ MEMBER OF SEALING COMMITTEE

Witness’s signature:
Name:
Address:
Occupation:
[Signature Page to Sixth Supplemental Indenture]

WILLIS NETHERLANDS HOLDINGS B.V.
By:	/s/ Adriaan Cornelis Konijnendijk
	Name:	Adriaan Cornelis Konijnendijk
	Title:	Managing Director A

[Signature Page to Sixth Supplemental Indenture]

THE BANK OF NEW YORK MELLON (as successor to JPMorgan Chase Bank, N.A.), as Trustee
By:	/s/ Kimberly Agard
	Name:	Kimberly Agard
	Title:	Vice President

[Signature Page to Sixth Supplemental Indenture]

SCHEDULE A
GUARANTORS
WILLIS NETHERLANDS HOLDINGS B.V.
WILLIS INVESTMENT UK HOLDINGS LIMITED
TA I LIMITED
TA II LIMITED
TA III LIMITED
TRINITY ACQUISITION PLC
TA IV LIMITED
WILLIS GROUP LIMITED

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